================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 29, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



       Delaware                          1-6407                 75-0571592
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
   of incorporation)                                         Identification No.)



                One PEI Center                                   18711
          Wilkes-Barre, Pennsylvania                           (Zip Code)
    (Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















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


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

         99.a Press Release issued by Southern Union Company dated October 29,
              2003.

ITEM 12.  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 29, 2003, Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the three- and twelve-month periods ended September 30, 2003 and 2002. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                                           SOUTHERN UNION COMPANY AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (Unaudited)



                                                                  Three Months Ended             Twelve Months Ended
                                                                     September 30,                   September 30,
                                                                2003             2002             2003             2002
                                                          -------------   --------------     ------------     ------------
                                                            (thousands  of dollars,  except shares and per share amounts)

Operating revenues...................................     $     231,394    $      99,710     $   1,320,191    $     959,648
Cost of gas and other energy.........................           (57,760)         (42,060)         (740,311)        (553,943)
Revenue-related taxes................................            (4,325)          (3,186)          (41,624)         (32,689)
                                                          -------------    -------------     -------------    -------------
     Operating margin................................           169,309           54,464           538,256          373,016

Operating expenses:
     Operating, maintenance and general..............           101,080           41,371           253,454          170,155
     Business restructuring charges..................                --               --                --           (1,394)
     Depreciation and amortization...................            31,334           14,384            77,592           57,360
     Taxes, other than on income and revenues........            12,916            6,498            33,071           23,523
                                                          -------------    ---------------   -------------    -------------
         Total operating expenses....................           145,330           62,253           364,117          249,644
                                                          -------------    -------------     -------------    -------------
         Net operating revenues......................            23,979           (7,789)          174,139          123,372
                                                          -------------    -------------     -------------    -------------

Other income (expenses):
     Interest .......................................           (33,964)         (23,371)         (103,416)         (94,488)
     Other, net......................................             3,807           16,439             5,762            7,238
                                                          -------------    -------------     -------------    -------------
         Total other expenses, net...................           (30,157)          (6,932)          (97,654)         (87,250)
                                                          -------------    -------------     -------------    -------------

Earnings (loss) from continuing operations before
     income taxes (benefit) .........................            (6,178)         (14,721)           76,485           36,122
Federal and state income taxes (benefit).............            (2,471)          (5,535)           27,337           13,882
                                                          -------------    -------------     -------------    -------------
Earnings (loss) from continuing operations...........            (3,707)          (9,186)           49,148           22,240
                                                          -------------    -------------     -------------    -------------

Discontinued operations:
     Earnings from discontinued operations before
         income taxes................................                --            4,313            80,460           35,181
     Federal and state income taxes..................                --            1,622            50,631           13,889
                                                          -------------    -------------     -------------    -------------
Earnings from discontinued operations................                --            2,691            29,829           21,292
                                                          -------------    -------------     -------------    -------------

Net earnings (loss)..................................     $      (3,707)   $      (6,495)    $      78,977    $      43,532
                                                          =============    =============     =============    =============

Diluted earnings (loss) from continuing operations
     per share.......................................     $      (0.05)    $       (0.16)    $        0.78    $        0.38
                                                          ============     =============     =============    =============

Diluted net earnings (loss) per share................     $      (0.05)    $       (0.11)    $        1.25    $        0.74
                                                          ============     =============     =============    =============

Weighted average shares outstanding - diluted........        71,737,091       56,507,411        63,306,641       58,909,395
                                                          =============    =============     =============    =============









            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                                    September 30,               June 30,
                                                                                2003              2002            2003
                                                                           -------------    --------------   -------------
                                                                                      (thousands of dollars)
                                     ASSETS

Property, plant and equipment:
     Plant.............................................................    $   3,816,658   $     1,792,124   $    3,786,025
     Less accumulated depreciation and amortization....................         (668,525)         (617,311)        (641,225)
                                                                           -------------     -------------    -------------
          Net property, plant and equipment............................        3,148,133         1,174,813        3,144,800
                                                                           -------------     -------------    -------------

Current assets:
     Cash and cash equivalents.........................................           14,730               985           86,997
     Accounts receivable, billed and unbilled, net.....................          152,358            72,540          192,402
     Federal and state taxes receivable................................           25,145                --            6,787
     Inventories.......................................................          245,248           132,033          173,757
     Deferred gas purchase costs.......................................           43,064            24,429           24,603
     Investment securities available for sale..........................               --               414               53
     Gas imbalances - receivable.......................................           18,567                --           34,911
     Prepayments and other.............................................           23,308            11,363           18,918
     Assets held for sale..............................................               --           396,271               --
                                                                           -------------     -------------    -------------
          Total current assets.........................................          522,420           638,035          538,428
                                                                           -------------     -------------    -------------

Goodwill, net .........................................................          642,921           642,921          642,921

Deferred charges.......................................................          191,743           212,928          188,261

Investment securities, at cost.........................................            8,038             9,786            9,641

Other..................................................................           69,587            41,560           73,674
                                                                           -------------     -------------    -------------

     Total assets......................................................    $   4,582,842     $   2,720,043    $   4,597,725
                                                                           =============     =============    =============



                         CAPITALIZATION AND LIABILITIES

Capitalization:
     Common stockholders' equity.......................................    $     918,451     $     679,917    $     920,418
     Long-term debt and capital lease obligation.......................        2,041,455         1,149,079        1,711,653
                                                                           -------------     -------------    -------------
         Total capitalization..........................................        2,959,906         1,828,996        2,632,071
                                                                           -------------     -------------    -------------

Current liabilities:
     Long-term debt due within one year................................          366,409            98,316          734,752
     Notes payable.....................................................          323,800           230,700          251,500
     Accounts payable..................................................           82,247            49,623          112,840
     Federal, state and local taxes....................................           19,935             4,297           13,530
     Gas imbalances - payable..........................................           56,384                --           64,519
     Other.............................................................          170,504            74,596          183,652
     Liabilities related to assets held for sale.......................               --            62,910               --
                                                                           -------------     -------------    -------------
         Total current liabilities.....................................        1,019,279           520,442        1,360,793
                                                                           -------------     -------------    -------------

Deferred credits and other liabilities.................................          306,790           156,560          322,154
Accumulated deferred income taxes......................................          296,867           214,045          282,707
                                                                           --------------    -------------    -------------

     Total capitalization and liabilities..............................    $   4,582,842     $   2,720,043    $   4,597,725
                                                                           =============     =============    =============






            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)




NOTE 1 -- BASIS OF PRESENTATION

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. Certain reclassifications have been made to prior period financial statements to conform with the current period presentation. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

Effective June 11, 2003, the Company acquired Panhandle Energy from CMS Energy Corporation. The acquisition was accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States with the purchase price paid by the Company being allocated to Panhandle Energy's net assets as of the acquisition date based on preliminary estimates. The Panhandle Energy assets acquired and liabilities assumed have been recorded in the Condensed Consolidated Balance Sheet at September 30, 2003 and June 30, 2003 at their estimated fair value and are subject to further assessment and adjustment pending the results of outside appraisals. The outside appraisals are expected to be completed prior to December 31, 2003. Panhandle Energy's results of operations have been included in the Condensed Consolidated Statement of Operations since June 11, 2003. Thus, the Condensed Consolidated Statement of Operations for the periods subsequent to the acquisition is not comparable to the same periods in prior years.

NOTE 2 -- OTHER INCOME (EXPENSE), NET

Other income for the three-month period ended September 30, 2003 was $3,807,000 compared with $16,439,000 in 2002. Other income for the three-month period ended September 30, 2003 includes a gain of $6,123,000 on the early extinguishment of debt. This gain was partially offset by a $1,150,000 charge to reserve for the impairment of Southern Union's investment in an energy-related joint venture and $278,000 of legal costs associated with the collection of damages from former Arizona Corporation Commissioner James Irvin related to the unsuccessful acquisition of Southwest Gas Corporation (Southwest). Other income for the three-month period ended September 30, 2002 includes a gain of $17,500,000 on the settlement of the Company's claims related to the Southwest case, which was partially offset by $2,131,000 of related legal costs.

Other income for the twelve-month period ended September 30, 2003 was $5,762,000 compared with $7,238,000 in 2002. Other income for the twelve-month period ended September 30, 2003 includes a gain of $6,123,000 on the early extinguishment of debt noted above, a gain of $5,000,000 on the settlement of the Company's claims related to the Southwest case and income of $1,833,000 generated from the sale and/or rental of gas-fired equipment and appliances by various operating subsidiaries. These items were partially offset by $4,096,000 of legal costs associated with the Southwest case, $1,298,000 of selling costs associated with the Texas operations' disposition and a $1,150,000 charge to reserve for the impairment of Southern Union's investment in an energy-related joint venture. Other income for the twelve-month period ended September 30, 2002 includes a gain of $17,500,000 on the settlement of the Company's claims related to the Southwest case, the recognition of $5,997,000 in previously recorded deferred income related to financial derivative energy trading activity of a former subsidiary, income of $2,134,000 generated from the sale and/or rental of gas-fired equipment and appliances and a gain of $1,203,000 realized through the sale of the propane assets of PG Energy Services Inc. These items were partially offset by a $10,380,000 charge to reserve for the impairment of the Company's investment in a technology company and $9,625,000 of legal costs associated with the Southwest case.

NOTE 3 - REPORTABLE SEGMENTS

The Company's operations include two reportable segments. The Transportation and Storage segment is primarily engaged in the interstate transportation and storage of natural gas in the Midwest and Southwest, and also provides LNG terminalling and regasification services. Its operations are conducted through Panhandle Energy, which the Company acquired on June 11, 2003. The Distribution segment is primarily engaged in the local distribution of natural gas in Missouri, Pennsylvania, Rhode Island and Massachusetts. Its operations are conducted through the Company's three regulated utility divisions: Missouri Gas Energy, PG Energy and New England Gas Company.

Revenue from segments in the All Other category is attributable to several operating subsidiaries of the Company: PEI Power Corporation generates and sells electricity; Fall River Gas Appliance Company, Inc. and Valley Appliance and Merchandising Company rent gas burning appliances and/or equipment and, along with PG Energy Services Inc., offer appliance service contracts; ProvEnergy Power Company LLC (ProvEnergy Power) provides outsourced energy management services and owns 50% of Capital Center Energy Company LLC, a joint venture formed between ProvEnergy and ERI Services, Inc. to provide retail power and conditioned air; and Alternate Energy Corporation provides energy consulting services. None of these segments have ever met the quantitative thresholds for determining reportable segments. The Company also has corporate operations that do not generate any revenues.

The Company evaluates segment performance based on several factors, of which the primary financial measure is net operating revenues. Net Operating Revenues is defined as operating margin, less operating, maintenance and general expenses, depreciation and amortization, and taxes other than on income and revenues.

The following table sets forth certain selected financial information for the Company's segments for the three- and twelve-month periods ended September 30, 2003 and 2002. Financial information for the Transportation and Storage segment reflects the operations of Panhandle Energy beginning on its acquisition date of June 11, 2003. There were no material intersegment revenues during the periods presented.



                                                                   Three Months Ended                 Twelve Months Ended
                                                                     September 30,                       September 30,
                                                                2003                 2002                2003        2002
                                                              ------------   ------------------  -------------  -----------
                                                                                  (thousands of dollars)
Revenues from external customers:
     Distribution....................................         $     116,029  $      98,135       $   1,176,858  $     952,003
     Transportation and Storage......................               114,219             --             138,747             --
     All Other.......................................                 1,146          1,575               4,586          7,645
                                                              -------------  -------------        ------------  --------------

Total consolidated operating revenues................         $     231,394  $      99,710       $   1,320,191  $     959,648
                                                              =============  =============       =============  =============

Operating Margin:
     Distribution....................................         $      54,334  $      53,271       $     395,823  $     368,050
     Transportation and Storage......................               114,219             --             138,747             --
     All Other.......................................                   756          1,193               3,686          4,966
                                                              -------------  -------------       -------------  -------------

Total consolidated operating margin..................         $     169,309  $      54,464       $     538,256        373,016
                                                              =============  =============       =============  =============

Net operating revenues:
     Distribution....................................         $     (11,336) $      (6,208)      $     137,635  $     132,728
     Transportation and Storage......................                37,918             --              47,553             --
     All Other.......................................                  (314)           151                (455)         1,395
                                                               ------------   ------------       -------------   ------------

Total segment net operating revenues.................                26,268         (6,057)            184,733        134,123
Reconciling Items:
     Corporate.......................................                (2,289)        (1,732)            (10,594)       (12,145)
     Business restructuring charges..................                    --             --                  --          1,394
                                                              -------------  -------------       -------------  -------------
Total consolidated net operating revenues............         $      23,979  $      (7,789)      $     174,139  $     123,372
                                                              =============  ==============      =============  =============

Reconciliation of net operating revenues to earnings from continuing operations before income taxes:
     Net operating revenues..........................         $      23,979  $      (7,789)      $     174,139  $     123,372
     Interest .......................................               (33,964)       (23,371)           (103,416)       (94,488)
     Other income, net...............................                 3,807         16,439               5,762          7,238
                                                              -------------  -------------       -------------  -------------
Earnings (loss) from continuing operations before
   income taxes (benefit)............................         $      (6,178) $     (14,721)      $      76,485  $      36,122
                                                              ============== ==============      =============  =============





                                                                       September 30,            June 30,
                                                                2003                 2002         2003
                                                              ------------   -------------   -------------
                                                                         (thousands of dollars)
Total assets:
     Distribution....................................         $   2,286,323  $   2,196,956   $   2,243,257
     Transportation and Storage......................             2,146,385             --       2,212,467
     All Other.......................................                46,428         50,940          50,073
                                                              -------------   ------------   -------------
Total segment assets.................................             4,479,136      2,247,896       4,505,797
Reconciling Items:
     Corporate.......................................               103,706         75,876          91,928
     Sale of assets - Texas Operations...............                    --        396,271              --
                                                              -------------  -------------   -------------
Total consolidated assets............................         $   4,582,842  $   2,720,043   $   4,597,725
                                                              =============  =============   =============

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth gas throughput and related information for the Company's Distribution segment and Transportation and Storage segment for the three- and twelve-month periods ended September 30, 2003 and 2002:

                                                                             Three Months Ended         Twelve Months Ended
                                                                               September 30,                September 30,
                                                                            2003         2002         2003           2002
                                                                        -----------  -----------  ------------  -------------

Distribution Segment

Average number of gas sales customers served:
     Residential.................................................           834,690     831,382        841,770        838,363
     Commercial..................................................            98,880      96,863        100,938         95,948
     Industrial and irrigation...................................               445         658            444          3,020
     Public authorities and other................................               388         373            381            363
                                                                        -----------  ----------   ------------   ------------
         Total average gas sales customers served................           934,403     929,276        943,533        937,694
Average number of transportation customers served.................            2,561       2,532          2,543          2,552
                                                                        -----------  ----------   ------------   ------------
         Total average gas sales and transportation customers....           936,964     931,808        946,076        940,246
                                                                        ===========  ==========   ============   ============
Gas sales in millions of cubic feet (MMcf)
     Residential.................................................             5,103       4,723         84,055         69,916
     Commercial..................................................             2,527       2,339         34,046         27,398
     Industrial and irrigation...................................             1,304         609          3,516          3,705
     Public authorities and other................................                19          20            360            169
                                                                        -----------  ----------   ------------   ------------
         Gas sales billed........................................             8,953       7,691        121,977        101,188
     Net change in unbilled gas sales............................               606        (201)           494           (548)
                                                                        -----------  ----------   ------------   ------------
         Total gas sales.........................................             9,559       7,490        122,471        100,640
Gas transported in MMcf..........................................            13,393      13,262         66,349         64,943
                                                                        -----------  ----------   ------------   ------------
         Total gas sales and gas transported in MMcf.............            22,952      20,752        188,820        165,583
                                                                        ===========  ==========   ============   ============

Gas sales revenues (thousands of dollars):
     Residential.................................................       $    71,316  $   62,326   $    811,908   $    669,200
     Commercial..................................................            27,817      22,093        298,247        231,519
     Industrial and irrigation...................................             3,770       4,147         22,041         28,673
     Public authorities and other................................               259         288          3,159          1,563
                                                                        -----------  ----------   ------------   ------------
         Gas revenues billed.....................................           103,162      88,854      1,135,355        930,955
     Net change in unbilled gas sales revenues...................             5,190       1,876         (5,774)        (7,650)
                                                                        -----------  ----------   ------------   -------------
         Total gas sales revenues................................           108,352      90,730      1,129,581        923,305
Gas transportation revenues (thousands of dollars)...............             6,014       5,712        38,208          36,090
                                                                        -----------  ----------   ------------   ------------
         Total gas sales and gas transportation revenues.........       $   114,366  $   96,442  $  1,167,789   $     959,395
                                                                        =========== ===========  =============  =============

Gas sales revenue per thousand cubic feet billed:
     Residential.................................................       $     13.98  $    13.20   $       9.66   $      9.57
     Commercial..................................................             11.01        9.45           8.76          8.45
     Industrial and irrigation...................................              2.89        6.81           6.27          7.74
     Public authorities and other................................             13.63       14.40           8.78          9.25

Weather:
     Degree days:
          Missouri Gas Energy service territories................                87          14          5,178          4,366
          PG Energy service territories..........................               105         100          6,659          5,278
          New England service territories........................                32          25          6,153          4,930

     Percent of 30-year measure:
          Missouri Gas Energy service territories................              134%         22%           100%            84%
          PG Energy service territories..........................               64%         61%           106%            84%
          New England service territories........................               28%         22%           107%            86%

Transportation and Storage Segment

Gas transported in billions of british thermal units (Bbtu)......           325,198         --        394,057             --

Gas transportation revenues (thousands of dollars)...............       $   114,219  $      --   $    138,747   $         --

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SOUTHERN UNION COMPANY
                                         ------------------------
                                                (Registrant)



Date     October 29, 2003               By  DAVID J. KVAPIL
      ----------------------                ------------------------------------
                                            David J. Kvapil
                                            Executive Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit Number                             Description
--------------       -------------------------------------------------------
      99.a            Press Release issued by Southern Union Company dated
                      October 29, 2003

                                                                   EXHIBIT 99.a


03-28
For further information:
Richard N. Marshall
Vice President & Treasurer
Southern Union Company
570/829-8662

                 SOUTHERN UNION ANNOUNCES FIRST QUARTER RESULTS;
              PANHANDLE ACQUISITION ALREADY SHOWING POSITIVE IMPACT
             Conference Call & Webcast Scheduled for 2 p.m. ET Today

         WILKES-BARRE, Pa. - (BUSINESS WIRE) - October 29, 2003 - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) today reported a first quarter net loss of $3,707,000 ($.05 per common share - hereafter referred to as "per share") for the three-month period ended September 30, 2003, compared with a net loss of $6,495,000 ($.11 per share) for the same period in 2002. Due to the seasonal nature of the Company's natural gas distribution segment, Southern Union typically records a first quarter loss.
         The Company's net loss from continuing operations was $3,707,000 ($.05 per share) for the first quarter of fiscal 2004 compared with $9,186,000 ($.16 per share) for the same period in fiscal 2003.
         In June 2003, Southern Union issued a total of 14.621 million shares of common stock, including 3.150 million issued to CMS Energy and 11.471 million issued to the public (restated for the 5% stock dividend distributed on July 31, 2003). If those additional shares had been outstanding on July 1, 2002, the per-share net loss and net loss from continuing operations would have been reduced by $.02 and $.03, respectively, for the first quarter of fiscal 2003.
         "Our first quarter results evidence the strength that the Panhandle acquisition will bring to Southern Union," stated Thomas F. Karam, President and Chief Operating Officer of the Company. "These results reflect only a portion of the integration success achieved to date."
         Contributing factors to first quarter 2004 performance include:
o On June 11, 2003, Southern Union completed its acquisition of Panhandle Eastern Pipe Line Company and its subsidiaries (collectively, "Panhandle Energy") from CMS Energy; in the first quarter, Panhandle Energy contributed net earnings of $20,121,000, or $.28 per share (including the gain on early extinguishment of debt described below).
o In August 2003, Panhandle Energy completed debt tender repurchases, which resulted in an after-tax gain of $3,705,000, or $.05 per share, on the early extinguishment of debt. Panhandle Energy issued $550 million of new senior notes (five- and ten-year), principally to refinance the repurchased debt and its debt that was redeemed. As a result of the repurchased and redeemed debt and the issuance of lower cost replacement debt, Panhandle Energy is expected to experience cash interest savings of approximately $6.3 million per year on an annualized basis. Further, the effective interest rate on Panhandle Energy's collective senior notes decreased from 6.9% to 6.0%.
o For comparison purposes, the net loss for first quarter of fiscal 2003 was positively impacted by an after-tax gain of $10,920,000, or $.19 per share, on the settlement of the Company's claims against Southwest Gas Corporation, which was partially offset by related litigation expense of $1,330,000, or $.02 per share.

         Southern Union will provide additional information about its first quarter fiscal 2004 operating results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. The Form-8-K is accessible through the Investors section of the Company's web site at www.southernunionco.com.

Webcast & Conference Call
         Southern Union will host a live webcast and conference call today at 2 p.m. ET (1 p.m. CT) to discuss first quarter results and outlook. To participate, visit Southern Union's web site at www.southernunionco.com or dial 888-339-2688 (international participants may dial 617-847-3007) and enter passcode 87899172. A replay of the call will be available for one week by dialing 888-286-8010 (international callers may dial 617-801-6888) and entering passcode 60789597.

About Southern Union Company
         Southern Union Company, headquartered in Wilkes-Barre, Pennsylvania, is engaged primarily in the transportation and distribution of natural gas. Through its Panhandle Energy subsidiary, the Company owns and operates Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipe Line Company, Trunkline LNG Company and Southwest Gas Storage Company. Collectively, the pipeline assets operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. Trunkline LNG, located on Louisiana's Gulf Coast, is the nation's largest liquefied natural gas import terminal. Through its local distribution companies, Missouri Gas Energy, PG Energy and New England Gas Company, Southern Union also serves nearly one million natural gas end -user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island. For further information, visit www.southernunionco.com.



Forward-Looking Information
         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition, which could adversely affect our results of operation; customer growth; abnormal weather conditions in the Company's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to our gas distribution business; new legislation and government regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; the Company's ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; our or any of our subsidiaries debt securities ratings; the economic climate and growth in our industry and service territories and competition conditions of equity markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three- and twelve-month periods ended September 30, 2003 and 2002 (amounts in thousands except shares and per share amounts):

                                                                    Three months ended              Twelve months ended
                                                                       September 30,                  September 30,
                                                                  2003 (a)      2002 (b)          2003 (a)      2002 (b)
                                                              -------------  ------------     -------------  -------------

Operating revenues                                            $    231,394   $     99,710      $  1,320,191   $    959,648
                                                              ============   ============      ============   ============

Net operating margin (c)                                      $     169,309  $      54,464     $    538,256   $    373,016
                                                              =============  =============     ============   ============

Earnings (loss) from continuing operations                    $    (3,707)   $     (9,186)     $     49,148   $     22,240
                                                              =============  =============     ============   ============


Earnings from discontinued operations                         $          --  $       2,691     $     29,829   $      21,292
                                                              =============  =============     ============   =============

Net earnings (loss)                                           $     (3,707)  $     (6,495)     $     78,977   $      43,532
                                                              =============  =============     ============   =============

Net earnings (loss) from continuing operations per share (d):
     Basic                                                    $      (0.05)  $     (0.16)      $       0.80   $        0.40
                                                              =============  ============      ============   =============

     Diluted                                                  $      (0.05)  $     (0.16)      $       0.78   $        0.38
                                                              =============  ============      ============   =============

Net earnings (loss) per share (d):
    Basic                                                     $      (0.05)  $     (0.11)      $       1.28   $       0.77
                                                              =============  ============      ============   ============

    Diluted                                                   $      (0.05)  $      (0.11)     $       1.25   $       0.74
                                                              =============  =============     ============   ============

Weighted average shares outstanding (d):
    Basic                                                       71,737,091      56,507,411       61,535,727      56,257,836
                                                              ============   =============     ============   =============

    Diluted                                                      71,737,091     56,507,411       63,306,641      58,909,395
                                                              =============  =============     ============   =============


(a) The three- and twelve-month periods ended September 30, 2003, include net earnings from Panhandle Energy of $20,121,000 and $24,734,000, respectively. The twelve-month period ended September 30, 2003, also includes (i) a $3,213,000 after-tax gain on the settlement of the Company's claims related to the Southwest Gas case, which was partially offset by related litigation expense of $2,632,000, net of tax, and (ii) an $18,928,000 after-tax gain on sale of the discontinued Texas operations, which is reflected in earnings from discontinued operations.

(b) The three- and twelve-month periods ended September 30, 2002, include after-tax gains of $10,920,000 and $10,775,000, respectively, on the settlement of the Company's claims related to the Southwest Gas case, which were partially offset by related litigation expense of $1,330,000 and $5,926,000, respectively, net of tax. The twelve-month period ended September 30, 2002, also includes the recognition of $3,692,000 in previously recorded deferred income, net of tax, related to financial derivative energy trading activity of a former subsidiary, and an after-tax charge of $6,391,000 to reserve for the impairment of the cost of Southern Union's investment in a technology company.

(c) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(d) All periods have been adjusted for the 5% stock dividend distributed on July 31, 2003.


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